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                                                                  Exhibit 4.10.5


                                  $145,000,000

                       13-3/4% Senior Subordinated Notes

                                    due 2001


                             ______________________

                         FOURTH SUPPLEMENTAL INDENTURE

                            Dated as of May 30, 1995

                                       to

                                   INDENTURE

                           Dated as of June 15, 1991
                             ______________________

                         FOOD 4 LESS SUPERMARKETS, INC.

                                      and

                             SUBSIDIARY GUARANTORS

                                      and

                    UNITED STATES TRUST COMPANY OF NEW YORK

                                    Trustee






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                 This FOURTH SUPPLEMENTAL INDENTURE to the Indenture (as
defined below) (the "Fourth Supplemental Indenture") is dated as of May 30, 1995, and is made by and among Food 4 Less Supermarkets, Inc., a Delaware corporation (the "Company"), the Subsidiary Guarantors (as defined in the Indenture), and United States Trust Company of New York (the "Trustee").

                                    RECITALS

                 A. Pursuant to an Indenture dated as of June 15, 1991 (the "Indenture") between the Company, the Subsidiary Guarantors and the Trustee, the Company issued $145,000,000 principal amount of its 13-3/4% Senior Subordinated Notes due 2001 (the "Securities").

                 B. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

                 C. Pursuant to a definitive Agreement and Plan of Merger, dated as of September 14, 1994 and amended on January 12, 1995, February 24, 1995 and April 26, 1995, by and among Food 4 Less, Inc., a Delaware corporation, Food 4 Less Holdings, Inc., a California corporation, Food 4 Less Holdings, Inc., a Delaware corporation, the Company, Ralphs Supermarkets, Inc., a Delaware corporation ("RSI"), and the stockholders of RSI, Ralphs Grocery Company will be merged with and into RSI and immediately thereafter Ralphs Grocery Company, a Delaware corporation, which is a wholly-owned subsidiary of RSI, will merge with and into RSI and RSI will change its name to Ralphs Grocery Company (together, the "Merger").

                 D. In connection with the Merger, the Company has filed a Registration Statement on Form S-4 (File No. 33- 56451) with the Securities and Exchange Commission (the "Registration Statement") pursuant to which the Company has made an offer to the holders of the Securities to exchange such Securities for certain new 13.75% Senior Subordinated Notes due June 1, 2005 as described in such Registration Statement. Such offer, as described in such Registration Statement, is referred to in this Fourth Supplemental Indenture as the "Exchange Offer." In connection with the Exchange Offer, the Company has solicited consents to the amendments set forth below.

                 E. Section 10.02 of the Indenture provides that the Company and each Subsidiary Guarantor, when authorized by a Board Resolution, and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the outstanding Securities, may amend or supplement the Securities and the Indenture, as set forth below.

                 F. The Company and each of the Subsidiary Guarantors having been duly authorized by a Board Resolution, and the Trustee (i) having received an Opinion of Counsel pursuant to Section 10.06 of the Indenture stating that the execution of this





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Fourth Supplemental Indenture is authorized or permitted by the Indenture and
(ii) having received an Officers' Certificate of the Company pursuant to
Section 10.04 of the Indenture certifying that Holders of at least a majority in aggregate principal amount of the outstanding Securities held by persons other than the Company and its affiliates have consented to (and not theretofore revoked) the amendments set forth below, the Company and the Trustee are authorized to execute and deliver this Fourth Supplemental Indenture pursuant to Article 10 of the Indenture.

                 G. All the conditions and requirements necessary to make this Fourth Supplemental Indenture, when duly executed and delivered, a valid and binding agreement, enforceable in accordance with its terms (subject to becoming effective as provided in paragraph 3, below), have been performed and fulfilled.

                 NOW, THEREFORE, it is agreed as follows:

                 1. Pursuant to Section 10.02 of the Indenture and having received the written consents of the Holders of at least a majority in aggregate principal amount of the outstanding Securities, the Indenture is amended, effective as set forth in paragraph 3, below, as follows:

                          a.      The covenant entitled "Limitation on
Restricted Payments", set forth in Section 5.03 of the Indenture, is hereby deleted in its entirety.

                          b.      The covenant entitled "Maintenance of Net
Worth", set forth in Section 5.04 of the Indenture, is hereby deleted in its entirety.

                          c.      The covenant entitled "Limitation on
Transactions with Affiliates", set forth in Section 5.12 of the Indenture, is hereby deleted in its entirety.

                          d.      The covenant entitled "Limitation on
Incurrences of Additional Indebtedness", set forth in Section 5.13 of the Indenture, is hereby deleted in its entirety.

                          e.      The covenant entitled "Limitation on Payment
Restrictions Affecting Subsidiaries", set forth in Section 5.14 of the Indenture, is hereby deleted in its entirety.

                          f.      The covenant entitled "Limitation on Liens",
set forth in Section 5.15 of the Indenture, is hereby deleted in its entirety.

                          g.      The covenant entitled "Limitation on Change
of Control", set forth in Section 5.16 of the Indenture, is hereby deleted in its entirety.





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                          h.      The covenant entitled "Limitation on
Disposition of Assets", set forth in Section 5.17 of the Indenture, is hereby deleted in its entirety.

                          i.      The covenant entitled "Guarantees of Certain
Indebtedness", set forth in Section 5.18 of the Indenture, is hereby deleted in its entirety.

                          j.      Section 6.01(a)(2) of the Indenture under the
covenant entitled "When Company May Merge, Etc." is hereby deleted in its entirety.

                          k.      The following definition is hereby added to
Section 1.01 of the Indenture:

                          "The New Credit Facility" means the senior bank facility pursuant to which Bankers Trust Company has agreed, subject to certain conditions, to provide up to $1,075 million of financing.

                          l.      All definitions set forth in Section 1.01 of
the Indenture that relate to defined terms used solely in covenants or sections deleted hereby are deleted in their entirety.

                 2. The parties hereto agree that the New Credit Facility shall be deemed to constitute a refinancing of the Loan Documents.

                 3. The amendments to the Indenture set forth in this Fourth Supplemental Indenture shall become effective only upon the acceptance by the Company of the Securities that are validly tendered and not withdrawn pursuant to the Exchange Offer.

                 4. This instrument may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute the instrument by signing such counterpart.





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                 IN WITNESS WHEREOF, the parties hereto caused this Fourth
Supplemental Indenture to be signed and acknowledged by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto duly affixed and attested, all as of the day and year first above written.

                                       FOOD 4 LESS SUPERMARKETS, INC.
[Seal]
Attest:


/s/ Ronald W. Burkle                   /s/ Mark A. Resnik
-------------------------------        ------------------------------
Ronald W. Burkle                       By:     Mark A. Resnik
Chairman of the Board and              Its:    Vice President and Chief
Executive Officer                              Secretary



                                       SUBSIDIARY GUARANTORS

                                       CALA CO.
                                       CALA FOODS, INC.
                                       BELL MARKETS, INC.
                                       FOOD 4 LESS OF SOUTHERN
                                          CALIFORNIA, INC.
                                       ALPHA BETA COMPANY
                                       FOOD 4 LESS OF
                                          CALIFORNIA, INC.
                                       FALLEY'S, INC.
                                       FOOD 4 LESS
                                          MERCHANDISING, INC.
                                       FOOD 4 LESS GM, INC.
                                       BAY AREA WAREHOUSE STORES, INC.
[Seal]
Attest:


/s/ Ronald W. Burkle                   /s/ Mark A. Resnik
-------------------------------        ------------------------------
                                       By:     Mark A. Resnik
                                       Its:    Vice President



                                       UNITED STATES TRUST COMPANY
                                               OF NEW YORK
[Seal]
Attest:


/s/                                    /s/ Christine C. Collins
-------------------------------        ------------------------------
                                       By:     Christine C. Collins
                                       Its:    Assistant Vice President





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